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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-86048 and 333-37130) of Aspect Medical Systems, Inc. of our report dated January 23, 2003, with respect to the consolidated financial statements of Aspect Medical Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                      /s/ Ernst & Young LLP


Boston, Massachusetts
March 25, 2003